EX-99.906CERT
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ITEM 11(b)

To my knowledge, this periodic report containing the financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: January 9, 2004

By: /s/ Kevin M. McClintock
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Kevin M. McClintock
President
The DLB Fund Group

Date: January 9, 2004

By: /s/ DeAnne B. Dupont
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DeAnne B. Dupont
Treasurer
The DLB Fund Group